EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of MCI WORLDCOM, Inc. of our report dated April 9, 1998 related to the consolidated financial statements of MCI Communications Corporation as of December 31, 1997 and 1996, and for the three years ended December 31, 1997 which appears in MCI WORLDCOM, Inc.'s Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998). We also consent to the references to us under the headings "Accounting Experts" in such Registration Statement.



/S/ PricewaterhouseCoopers LLP
Washington, D.C.
October 1, 1999









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